UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2015

American Realty Capital Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

405 Park Avenue, 14th Floor

New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Termination of Summit Agreement

On December 29, 2015, American Realty Capital Hospitality Trust, Inc. (the “Company”) and certain affiliates of Summit Hotel OP, LP (collectively, the “Sellers”) agreed to terminate the Real Estate Purchase and Sale Agreement, dated as of June 2, 2015 (as amended thereafter, the “Terminated Agreement”), among the Company and the Sellers pursuant to which the Company had the right to acquire a fee simple interest in ten hotels containing an aggregate of 996 guestrooms (collectively, the “Second Summit Portfolio”) for a $89.1 million aggregate cash purchase price at a closing that had been scheduled to occur on December 29, 2015. As a result of this termination, the Company forfeited the $9.1 million non-refundable earnest money deposit made under the Terminated Agreement with respect to the Second Summit Portfolio, and the parties were released from all further obligations under the Terminated Agreement, except those which expressly survive the termination of the Terminated Agreement pursuant to its terms. This termination does not in any way affect the other Real Estate Purchase and Sale Agreement, dated as of June 2, 2015, as amended thereafter, among the Company and the Sellers, pursuant to which the Company has previously purchased the fee simple interests in ten hotels and has the right to acquire a fee simple interest in six hotels.

Termination of Dealer Manager Agreement

On December 31, 2015, the Company, American Realty Capital Hospitality Advisors, LLC (the “Advisor”) and Realty Capital Securities, LLC (the “Dealer Manager”) mutually agreed, pursuant to a termination agreement dated December 31, 2015 among the Company, the Advisor and the Dealer Manager (the “Termination Agreement”), to terminate that certain Exclusive Dealer Manager Agreement dated January 7, 2014 among the Company, the Advisor and the Dealer Manager (the “Dealer Manager Agreement”).

The Dealer Manager is under common control with the parent of the Company’s sponsor. Pursuant to the Dealer Manager Agreement, the Dealer Manager served as the dealer manager of the Company’s initial public offering of up to 80,000,000 shares of common stock, $0.01 par value per share. The Company will not incur any early termination penalties or payments due to the termination of the Dealer Manager Agreement. The Company will file the Termination Agreement as an exhibit to its next Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

Date: January 4, 2016	By:	/s/ Jonathan P. Mehlman
	Name:	Jonathan P. Mehlman
	Title:	Chief Executive Officer and President